Exhibit 32.1

CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Discovery Laboratories, Inc. (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 14, 2012

/s/ W. Thomas Amick
W. Thomas Amick
Chairman of the Board and
Chief Executive Officer

/s/ John G. Cooper
John G. Cooper
President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to us and will be retained by us and furnished to the SEC or its staff upon request.

This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.